THISNOTEANDTHECOMMONSTOCKISSUABLEUPONCONVERSIONOFTHISNOTEHAVENOTBEENANDWILLNOTBEREGISTEREDWITHTHEUNITEDSTATES SECURITIESANDEXCHANGECOMMISSIONOR THESECURITIESCOMMISSIONOFANYSTATEPURSUANTTOANEXEMPTIONFROMREGISTRATIONPROVIDEDUNDERTHESECURITIESACTOF1933,ASAMENDED,AND THE RULES AND REGULATIONS PROMULGATEDTHEREUNDER(THE "1933 ACT”)

US $35,000.00

MAXSOUND CORPORATION.

8%CONVERTIBLEREDEEMABLENOTEDUE JULY 13,2016

FORVALUERECEIVED,MaxSoundCorporation.(the“Company”)promisestopaytotheorderofZSPCAPITAL,LLCanditsauthorizedsuccessorsandpermittedassigns("Hold-er"), the aggregate principal face amount of Thirty Five Thousand Dollars exactly (U.S.

$35,000.00)onJuly13,2016("MaturityDate")andtopayinterestontheprincipalamountout-standinghereunderattherateof8%perannumcommencingonJuly13,2015.TheCompany acknowledgesthisNote wasissuedwith a5% originalissuediscount (OID)and assuchthe issu- ance price was $33,250.The interest will bepaid to theHolder in whose namethis Note isregis- teredontherecordsoftheCompanyregardingregistrationandtransfersofthisNote.Theprin- cipal of,andintereston, thisNotearepayable at80DogwoodAve., RoslynHarbor,NY, initial-ly,andifchanged,lastappearingontherecordsoftheCompanyasdesignatedinwritingbytheHolderhereoffromtimetotime.TheCompanywillpayeachinterestpaymentandtheoutstand- ingprincipaldueuponthisNotebeforeorontheMaturityDate,lessanyamountsrequiredby lawtobedeductedorwithheld,totheHolderofthisNotebycheckorwiretransferaddressedto suchHolderatthelastaddressappearingontherecordsoftheCompany.Theforwardingof suchcheckorwiretransfershallconstituteapaymentofoutstandingprincipalhereunderand shallsatisfyanddischargetheliabilityforprincipalonthisNotetotheextentofthesumrepre-sentedbysuchcheckorwiretransfer.InterestshallbepayableinCommonStock(asdefined below)pursuanttoparagraph4(b)herein.

ThisNoteissubjecttothefollowingadditionalprovisions:

GH

Initials

1.                  ThisNoteisexchangeableforanequalaggregateprincipalamountof Notesofdifferentauthorizeddenominations,asrequestedbytheHoldersurrenderingthesame. Noservicechargewillbemadeforsuchregistrationortransferorexchange,exceptthatHolder shallpayanytaxorothergovernmentalchargespayableinconnectiontherewith.

2.                  TheCompanyshallbeentitledtowithholdfromallpaymentsanyamounts requiredtobewithheldunderapplicablelaws.

3.                  ThisNotemaybetransferredorexchangedonlyincompliancewiththeSecuritiesActof1933,asamended("Act")andapplicablestatesecuritieslaws.Anyattempted transfertoanon-qualifyingpartyshallbetreatedbytheCompanyasvoid.Priortoduepresent-mentfortransferofthisNote,theCompanyandanyagentoftheCompanymaytreattheperson inwhosenamethisNoteisdulyregisteredontheCompany'srecordsastheownerhereofforallotherpurposes,whetherornotthisNotebeoverdue,andneithertheCompanynoranysuch agentshallbeaffectedorboundbynoticetothecontrary.AnyHolderofthisNoteelectingto exercisetherightofconversionsetforthinSection4(a)hereof,inadditiontotherequirements setforthinSection4(a),andanyprospectivetransfereeofthisNote,alsoisrequiredtogivetheCompanywrittenconfirmationthatthisNoteisbeingconverted("NoticeofConversion")intheformannexedheretoasExhibitA.Thedateofreceipt(includingreceiptbytelecopy)ofsuch NoticeofConversionshallbetheConversionDate.

4.                  (a) TheHolderofthisNoteisentitled,atitsoption, toconvertallor anyamountoftheprincipalfaceamountofthisNotethenoutstandingintosharesoftheCompa-ny'scommonstock(the"CommonStock")ataprice("ConversionPrice")foreachshareof CommonStockequalto65%oftheaverageofthetwolowestdailyVWAPoftheCommon StockasreportedontheNationalQuotationsBureauOTCQBexchangewhichtheCompany’s sharesaretradedoranyexchangeuponwhichtheCommonStockmaybetradedinthefuture("Exchange"),forthetendaylookbackatthelowerof(i)10tradingdaysimmediatelypreced- ingthereceiptofanoticeofconversionor(ii)10tradingdaysimmediatelyprecedingtheissu- ancedateoftheNote.Iftheshareshavenotbeendeliveredwithin3businessdays,theNoticeof Conversionmayberescinded.SuchconversionshallbeeffectuatedbytheCompanydelivering thesharesofCommonStocktotheHolderwithin3businessdaysofreceiptbytheCompanyof theNoticeofConversion.Accruedbutunpaidinterestshallbesubjecttoconversion.Nofrac-tionalsharesorscriprepresentingfractionsofshareswillbeissuedonconversion,butthenum-berofsharesissuableshallberoundedtothenearestwholeshare.TotheextenttheConversion PriceoftheCompany’sCommonStockclosesbelowtheparvaluepershare,theCompanywilltakeallstepsnecessarytosolicittheconsentofthestockholderstoreducetheparvaluetothelowestvaluepossibleunderlaw.TheCompanyagreestohonorallconversionssubmittedpend- ingthisincrease.IntheeventtheCompanyexperiencesaDTC“Chill”onitsshares,theconver- sionpriceshallbedecreasedto55%insteadof65%whilethat“Chill”isineffect.InnoeventshalltheHolderbeallowedtoeffectaconversionifsuchconversion,alongwithallothershares ofCompanyCommonStockbeneficiallyownedbytheHolderanditsaffiliateswouldexceed 9.9%oftheoutstandingsharesoftheCommonStockoftheCompany.

(b)               InterestonanyunpaidprincipalbalanceofthisNoteshallbepaidattherateof8%perannum.InterestshallbepaidbytheCompanyinCommonStock("InterestShares").Holdermay,atanytime,sendinaNoticeofConversiontotheCompanyforInterestSharesbasedontheformulaprovidedinSection4(a)above.Thedollaramountconvertedinto InterestSharesshallbealloraportionoftheaccruedinterestcalculatedontheunpaidprincipalbalanceofthisNotetothedateofsuchnotice.

(c)                DuringthefirstsixmonthsthisNoteisineffect,theCompanymayre-deemthisNotebypayingtotheHolderanamountasfollows:(i)iftheredemptionoccurswithin thefirst90daysthenanamountequalto125%oftheunpaidprincipalamountofthisNotealong

withanyprepaidandearnedinterest,(ii)iftheredemptionoccursafterthefirst90daysbutbe-forethe150thdayfollowingtheissuanceofthisNote,thenanamountequalto135%oftheun- paidprincipalamountofthisNotealongwithanyprepaidandearnedinterest,(iii)iftheredemp- tionoccursafterthefirst150daysbutbeforethe180thdayfollowingtheissuanceofthisNote, thenanamountequalto145%oftheunpaidprincipalamountofthisNotealongwithanypre-paidandearnedinterest.ThisNotemaynotberedeemedafter180days.Theredemptionmustbeclosedandpaidforwithin3businessdaysoftheCompanysendingtheredemptiondemandor theredemptionwillbeinvalidandtheCompanymaynotredeemthisNote.

(d)               Upon(i)atransferofallorsubstantiallyalloftheassetsoftheCompany toanypersoninasingletransactionorseriesofrelatedtransactions,(ii)areclassification,capitalreorganizationorotherchangeorexchangeofoutstandingsharesoftheCommonStock,other thanaforwardorreversestocksplitorstockdividend,or(iii)anyconsolidationormergeroftheCompanywithorintoanotherpersonorentityinwhichtheCompanyisnotthesurvivingentity (otherthanamergerwhichiseffectedsolelytochangethejurisdictionofincorporationoftheCompanyandresultsinareclassification,conversionorexchangeofoutstandingsharesof CommonStocksolelyintosharesofCommonStock)(eachofitems(i),(ii)and(iii)beingre-ferredtoasa"SaleEvent"),then,ineachcase,theCompanyshall,uponrequestoftheHolder, redeemthisNoteincashfor150%oftheprincipalamount,plusaccruedbutunpaidinterestthroughthedateof redemption,orattheelectionof the Holder,suchHoldermayconverttheun- paid principalamountofthisNote(togetherwiththe amountofaccruedbutunpaidinterest)into sharesofCommonStockimmediatelypriortosuchSaleEventattheConversionPrice.

(e)                In caseofany SaleEvent(not toincludea saleofall orsubstantiallyall of theCompany’sassets)inconnectionwithwhichthisNoteisnotredeemedorconverted,theCompanyshallcauseeffectiveprovisiontobemadesothattheHolderofthisNoteshallhavetherightthereafter,byconvertingthisNote,topurchaseorconvertthisNoteintothekindand numberofsharesofstockorothersecuritiesorproperty(includingcash)receivableuponsuch reclassification,capitalreorganizationorotherchange,consolidationormergerbyaholderof thenumberofsharesofCommonStockthatcouldhavebeenpurchaseduponexerciseoftheNoteandatthesameConversionPrice,asdefinedinthisNote,immediatelypriortosuchSaleEvent.TheforegoingprovisionsshallsimilarlyapplytosuccessiveSaleEvents.Iftheconsidera-tionreceivedbytheholdersofCommonStockisotherthancash,thevalueshallbeasdeter- minedbytheBoardofDirectorsoftheCompanyorsuccessorpersonorentityactingingood faith.

5.                  NoprovisionofthisNoteshallalterorimpairtheobligationoftheCom-pany,whichisabsoluteandunconditional,topaytheprincipalof,andintereston,thisNoteatthetime,place,andrate,andintheform,hereinprescribed.

6.                  TheCompanyherebyexpresslywaivesdemandandpresentmentforpay- ment,noticeofnon-payment,protest,noticeofprotest,noticeofdishonor,noticeofacceleration orintenttoaccelerate,anddiligenceintakinganyactiontocollectamountscalledforhereunder andshallbedirectlyandprimarilyliableforthepaymentofallsumsowingandtobeowing hereto.

7.                  TheCompanyagreestopayallcostsandexpenses,includingreasonableattorneys'feesandexpenses,whichmaybeincurredbytheHolderincollectinganyamountdueunderthisNote.

8.	Ifoneormoreofthefollowingdescribed"EventsofDefault"shalloccur:

(a)                  TheCompanyshalldefaultinthepaymentofprincipalorinterestonthis NoteoranyothernoteissuedtotheHolderbytheCompany;or

(b)                 AnyoftherepresentationsorwarrantiesmadebytheCompanyhereinor inanycertificateorfinancialorotherwrittenstatementsheretoforeorhereafterfurnishedbyor onbehalfoftheCompanyinconnectionwiththeexecutionanddeliveryofthisNote,ortheSe-curitiesPurchaseAgreementunderwhichthisnotewasissuedshallbefalseormisleadinginany respect;or

(c)                  TheCompanyshallfailtoperformorobserve,inanyrespect,anycove-nant,term,provision,condition,agreementorobligationoftheCompanyunderthisNoteorany othernoteissuedtotheHolder;or

(d)                 TheCompanyshall(1)becomeinsolvent;(2)admitinwritingitsinability topayitsdebtsgenerallyastheymature;(3)makeanassignmentforthebenefitofcreditorsor commenceproceedingsforitsdissolution;(4)applyfororconsenttotheappointmentofatrus- tee,liquidatororreceiverforitsorforasubstantialpartofitspropertyorbusiness;(5)fileapeti-tionforbankruptcyrelief,consenttothefilingofsuchpetitionorhavefiledagainstitaninvol-untarypetitionforbankruptcyrelief,allunderfederalorstatelawsasapplicable;or

(e)                  Atrustee,liquidatororreceivershallbeappointedfortheCompanyorfor a substantialpartofitspropertyorbusinesswithoutits consentandshallnotbedischargedwith- insixty(60)daysaftersuchappointment;or

(f)                  Any governmentalagencyoranycourtofcompetentjurisdictionatthein- stanceofanygovernmentalagencyshallassumecustodyorcontrolofthewholeoranysubstan- tialportionofthepropertiesorassetsoftheCompany;or

(g)                 One or moremoney judgments,writs orwarrants ofattachment, orsimilar process,inexcessoffiftythousanddollars($50,000)intheaggregate,shallbeenteredorfiledagainsttheCompanyoranyofitspropertiesorotherassetsandshallremainunpaid,unvacated, unbondedorunstayedforaperiodoffifteen(15)daysorinanyeventlaterthanfive(5)days priortothedateofanyproposedsalethereunder;or

(h)                 TheCompanyshallhavedefaultedonorbreachedanytermofanyother noteofsimilardebtinstrumentintowhichtheCompanyhasenteredandfailedtocuresuchde-faultwithintheappropriategraceperiod;or

(i)                   TheCompanyshallhaveitsCommonStockdelistedfromanexchange(includingtheOTCBBexchange)or,iftheCommonStocktradesonanexchange,thentrading intheCommonStockshallbesuspendedformorethan10consecutivedays;

(j)                   IfamajorityofthemembersoftheBoardofDirectorsoftheCompanyon thedatehereofarenolongerservingasmembersoftheBoard;

(k)                 TheCompanyshallnotdelivertotheHoldertheCommonStockpursuanttoparagraph4hereinwithoutrestrictivelegendwithin3businessdaysofitsreceiptofaNoticeofConversion;or

(l)                   TheCompanyshallnotreplenishthereservesetforthinSection12,with- in3businessdaysoftherequestoftheHolder.

(m)                TheCompanyshallnotbe“current”initsfilingswiththeSecuritiesand ExchangeCommission;or

(n)                 TheCompanyshalllosethe“bid”priceforitsstockinamarket(including theOTCQBmarketplaceorotherexchange).

Then,oratanytimethereafter,unlesscuredwithin5days,andineachandeverysuchcase,un- lesssuchEventofDefaultshallhavebeenwaivedinwritingbytheHolder(whichwaivershallnotbedeemedtobeawaiverofanysubsequentdefault)attheoptionoftheHolderandintheHolder'ssolediscretion,theHoldermayconsiderthisNoteimmediatelydueandpayable,with- outpresentment,demand,protestor(further)noticeofanykind(otherthannoticeofaccelera-tion),allofwhichareherebyexpresslywaived,anythinghereinorinanynoteorotherinstru- mentscontainedtothecontrarynotwithstanding,andtheHoldermayimmediately,andwithoutexpiration ofanyperiodofgrace,enforceanyandalloftheHolder'srightsandremediesprovid- edhereinoranyotherrightsorremediesaffordedbylaw.UponanEventofDefault,interestshallaccrueatadefaultinterestrateof24%perannumor,ifsuchrateisusuriousornotpermit-

tedbycurrentlaw,thenatthehighestrateofinterestpermittedbylaw.Intheeventofabreach ofSection8(k)thepenaltyshallbe$250perdaythesharesarenotissuedbeginningonthe4thdayaftertheconversionnoticewasdeliveredtotheCompany. Thispenaltyshallincreaseto

$500perdaybeginningonthe10thday.ThepenaltyforabreachofSection8(n)shallbeanin- creaseoftheoutstandingprincipalamountsby20%. IncaseofabreachofSection8(i),theout-

standingprincipaldueunderthisNoteshallincreaseby50%.Further,ifabreachofSection8(m) occursoriscontinuingafterthe6monthanniversaryoftheNote,thentheHoldershallbeenti-tledtousethelowestclosingbidpriceduringthedelinquencyperiodasabasepriceforthecon- version.Forexample,ifthelowestclosingbidpriceduringthedelinquencyperiodis$0.01per shareandtheconversiondiscountis50%theHoldermayelecttoconvertfutureconversionsat

$0.005pershare.IfthisNoteisnotpaidatmaturity,theoutstandingprincipaldueunderthis Noteshallincreaseby10%.

IftheHoldershallcommenceanactionorproceedingtoenforceanyprovisionsofthisNote,in- cluding,withoutlimitation,engaginganattorney,theniftheHolderprevailsinsuchaction,theHoldershallbereimbursedbytheCompanyforitsattorneys’feesandothercostsandexpenses incurredintheinvestigation,preparationandprosecutionofsuchactionorproceeding.

Make-WholeforFailuretoDeliverLoss.AttheHolder’selection,iftheCompanyfailsforanyreasontodelivertotheHoldertheconversionsharesbythebythe3rd businessdayfollowingthedeliveryofaNoticeofConversiontotheCompanyandiftheHolder incursaFailuretoDeliverLoss,thenatanytimetheHoldermayprovidetheCompanywritten noticeindicatingtheamountspayabletotheHolderinrespectoftheFailuretoDeliverLossand theCompanymustmaketheHolderwholeasfollows:

FailuretoDeliverLoss=[(Hightradepriceatanytimeonorafterthedayofexercise)x(Num-berofconversionshares)]

TheCompanymustpaytheFailuretoDeliverLossbycashpayment,andanysuchcashpaymentmustbemadebythethirdbusinessdayfromthetimeoftheHolder’swrittennoticetotheCom-pany.

9.                  IncaseanyprovisionofthisNoteisheldbyacourtofcompetentjurisdic-tiontobeexcessiveinscopeorotherwiseinvalidorunenforceable,suchprovisionshallbead- justedratherthanvoided,ifpossible,sothatitisenforceabletothemaximumextentpossible, andthevalidityandenforceabilityoftheremainingprovisionsofthisNotewillnotinanyway beaffectedorimpairedthereby.

10.              NeitherthisNotenoranytermhereofmaybeamended,waived,dis- chargedorterminatedotherthanbyawritteninstrumentsignedbytheCompanyandtheHolder.

11.              TheCompanyrepresentsthatitisnota“shell”issuerandhasneverbeena“shell”issuerorthatifitpreviouslyhasbeena“shell”issuerthatatleast12monthshavepassed sincetheCompanyhasreportedform10typeinformationindicatingitisnolongera“shellissu- er.Further.TheCompanywillinstructitscounseltoeither(i)writea144opiniontoallowfor salabilityoftheconversionsharesor(ii)acceptsuchopinionfromHolder’scounsel.

12.              TheCompanyshallissueirrevocabletransferagentinstructionsreserving 2,100,000sharesofitsCommonStockforconversionsunderthisNote(the“ShareReserve”). UponfullconversionofthisNote,anysharesremainingintheShareReserveshallbecancelled. TheCompanyshallpayallcostsassociatedwithissuinganddeliveringtheshares.Ifsuch

amountsaretobepaidbytheHolder,itmaydeductsuchamountsfromtheConversionPrice. ConversionNoticesmaybesenttotheCompanyoritstransferagentviaelectricmail.Thecom-panyshouldatalltimesreserveaminimumofthreetimestheamountofsharesrequiredifthenotewouldbefullyconverted.

13.              TheCompanywillgivetheHolderdirectnoticeofanycorporateactions, includingbutnotlimitedtonamechanges,stocksplits,recapitalizationsetc.ThisnoticeshallbegiventotheHolderassoonaspossibleunderlaw.

14.              ThisNoteshallbegovernedbyandconstruedinaccordancewiththelaws ofNewYorkapplicabletocontractsmadeandwhollytobeperformedwithintheStateofNewYorkandshallbebindinguponthesuccessorsandassignsofeachpartyhereto.TheHolderand theCompanyherebymutuallywaivetrialbyjuryandconsenttoexclusivejurisdictionandvenueinthecourtsoftheStateofNewYork.ThisAgreementmaybeexecutedincounterparts,and thefacsimiletransmissionofanexecutedcounterparttothisAgreementshallbeeffectiveasan original.

INWITNESSWHEREOF,theCompanyhascausedthisNotetobedulyexecutedbyanofficer thereuntodulyauthorized.

Dated: 7/14/2015

MAXSOUNDCORPORATION

By:

Title: GregHalpern

EXHIBITA

NOTICEOFCONVERSION

(TobeExecutedbytheRegisteredHolderinordertoConverttheNote)

The undersigned herebyirrevocably electsto convert$ oftheaboveNoteinto SharesofCommonStockofMaxSoundCorporation.(“Shares”)accord-ingtotheconditionssetforthinsuchNote,asofthedatewrittenbelow.

IfSharesaretobeissuedinthenameofapersonotherthantheundersigned,theundersignedwillpayalltransferandothertaxesandchargespayablewithrespectthereto.

Date of Conversion: ApplicableConversion Price: Signature:

[PrintNameofHolderandTitleofSigner]

Address:

SSNorEIN:

Sharesaretoberegisteredinthefollowingname:

Name: Address: Tel: Fax: SSN or EIN:

Sharesaretobesentordeliveredtothefollowingaccount:

AccountName: Address: